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                                                                   EXHIBIT 10.28

(FAIRCHILD SEMICONDUCTOR(R) LOGO)

                       FAIRCHILD SEMICONDUCTOR STOCK PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

This is a Non-Qualified Stock Option Agreement under the Fairchild Semiconductor Stock Plan, dated MAY 4, 2004 (the Grant Date) between Fairchild Semiconductor International, Inc. (the Company) and ROBERT J CONRAD, a regular salaried employee of the Company or one of its subsidiaries (you or the Optionee).

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OPTION GRANT;        The Company grants you the option to purchase up to 32,207
EXERCISE PRICE       shares of the Company's Class A Common Stock at an exercise price of $19.65 per share. This option grant is subject to the terms of the Fairchild Semiconductor Stock Plan and to the terms of this agreement. If there is a conflict between the terms of this agreement and those of the plan, the terms of the plan will govern. Capitalized terms not defined in this agreement are defined in the plan.

OPTION TERM;         The term of your option is 8 years from the Grant Date.
VESTING              Your option terminates at the end of the term and cannot be exercised after the term. You can exercise your option only to the extent it has vested. Your option will vest in increments, as follows:

                                                               Percentage
                                                           Vested (including
                                                          portion that vested
                     Vesting Date                         the preceding year)
                     ------------                         -------------------
                     1st Anniversary of Grant Date.....            25%
                     2nd Anniversary of Grant Date.....            50%
                     3rd Anniversary of Grant Date.....            75%
                     4th Anniversary of Grant Date.....           100%

TERMINATION OF       You must remain an employee of the Company or an Affiliate
EMPLOYMENT           to be able to exercise your option, except as follows:

                     Retirement, Disability or death. If your employment terminates because of your Retirement or Disability (as those terms are defined in the plan) or your death, then you (or your estate) will have five years from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise. In addition, if your employment terminates because of your Retirement or Disability and you die within the five-year exercise period, your estate will have at least one year after your death to exercise, unless the option term ends earlier, in which case your estate will have until the end of the term to exercise.

                     Termination by the Company. If your employment is terminated for Cause (as defined in the plan), all options will be terminated, whether or not vested, and you may have to repay any gains on prior exercised options. See Sections 5(l) and 12 of the plan. If your employment is terminated by the Company not for Cause and not as a result of your Retirement, Disability or death, then you (or your estate) will have 90 days from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

                     All other cases. If your employment terminates because you quit, or for any other reason other than those stated above, you (or your estate, if you die within the period) will have 30 days from your termination date to exercise your option, unless the option term ends earlier, in which case you (or your estate) will have until the end of the term to exercise.

                     Regardless of the cause of your termination, you (or your estate) can exercise your option only to the extent it is vested on your termination date.

NONTRANSFERABILITY   Your option is not transferable except by will or the laws of descent and distribution. During your lifetime only you can exercise your option. This option shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of your option contrary to the provisions of this agreement or the plan, or the levy of any attachment or similar process upon your option, shall be null and void without effect.

SIGNATURES           Your signature and the signature of an authorized officer
                     of the Company below indicate your and the Company's agreement to the terms of this Non-Qualified Stock Option
                     Agreement as of the Grant Date.

                     OPTIONEE:                    FAIRCHILD SEMICONDUCTOR
                                                  INTERNATIONAL, INC.


                     /s/ Robert J Conrad          /s/ Kirk P. Pond
                     ------------------------     ------------------------------
                     ROBERT J CONRAD D5496        Kirk P. Pond
                     GLOBAL ID/SSN: _______       Chairman, President and CEO
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